SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Contribution of Shares to VEBA Trust

GM Contribution to VEBA. On Dec. 17, 2004, General Motors Corp. said that it contributed approximately 11 million shares of XM Satellite Radio Holdings Inc. (XM) Class A common stock, into a trust established primarily to pre-fund health-care expenses for its U.S. hourly retirees. GM indicated that the contribution of the XM stock to the VEBA trust was determined to be an appropriate and timely opportunity to utilize a GM-held asset to help address the impact of rising health-care costs for retirees. The shares contributed to the VEBA continue to be subject to a customary Lock-Up Agreement between GM and Bear, Stearns & Co. Inc. executed in connection with our recent issuance of convertible notes. An exception to the Lock-Up Agreement was obtained for GM’s contribution to the VEBA.

GM’s Continued Investment in XM and Exclusive Distribution Arrangement. Following the contribution, GM will continue to have direct ownership of approximately 5.6 million shares of XM common stock, including shares convertible into common stock, and will continue to be represented on our Board of Directors as well as continue the exclusive installation of XM Radio in GM vehicles under our distribution agreement. GM has indicated that GM continues to place a high value on its business relationship with XM Radio.

SEC Filings By GM and XM Relating to XM Shares Contributed to the VEBA

To reflect this change in GM’s ownership of XM stock and the contribution to the VEBA, GM has advised us that today it will file a Form 13-D with the SEC.

XM has made filings with the Securities and Exchange Commission so that after expiration of the lock-up any resale of shares held by the VEBA will be registered. In particular, XM is filing, on a combined basis, a post-effective amendment to the Form S-3 it filed on May 10, 2004 (File No. 333-115326) identifying the VEBA, rather than GM, as the selling security holder of 10,000,000 shares it acquired from GM and a new Form S-3 to register the sale of an additional 980,670 XM shares acquired by the VEBA from GM.

SEC Filing Relating to $300 Million Convertible Debt Offering

Separately, XM today filed a registration statement on Form S-3 allowing purchasers of XM’s recently issued $300 million aggregate principal amount of its 1.75% senior convertible notes due 2009, to effect the resale of either such notes or the up to 6,000,000 shares of XM’s Class A common stock into which the notes are convertible. These notes were issued in a private transaction, the terms of which required us to file this registration statement in a timely manner. More information about the recent issuance of these notes is contained in our Current Report on Form 8-K, filed with the SEC on November 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: December 17, 2004	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
Executive Vice President, General Counsel and Secretary